As filed with the Securities and Exchange Commission on August 7, 2003.
================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              ENHANCE BIOTECH, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                     95-4766094
(State or Jurisdiction of Incorporation                      (IRS Employer
             or Organization)                              Identification No.)

        35TH FLOOR, 1285 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              CONSULTING AGREEMENT
                           DATED AS OF AUGUST 1, 2003
                           BETWEEN THE REGISTRANT AND
                                  ANDREW TURNER
                                  (CONSULTANT)
                            (FULL TITLE OF THE PLAN)

                             THE COMPANY CORPORATION
                              2711 CENTERVILLE ROAD
                           WILMINGTON, DELAWARE 19808
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (800) 420-9771
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                    ---------

                          COPIES OF COMMUNICATIONS TO:

                            L. STEPHEN ALBRIGHT, ESQ.
                       17337 VENTURA BOULEVARD, SUITE 224
                                ENCINO, CA 90067
                                 (818) 789-0779
                                   ----------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                          Calculation of Registration Fee
--------------------------------------------------------------------------------
                                                       Proposed
                                       Proposed         maximum
  Title of                             maximum         aggregate      Amount of
securities to      Amount to be     offering price     offering     registration
be registered       registered       per share(1)       price(2)         fee
--------------------------------------------------------------------------------

Common Stock      250,000 shares        $0.30          $75,000         $18.75
par value $
--------------------------------------------------------------------------------

     (1) These shares are issuable as compensation pursuant to the compensation agreement dated as of July 31, 2003, between the Registrant and consultant Andrew Turner.

     (2) Solely for the purpose of calculating the registration fee, the offering price and the amount of the fee for these shares were computed in accordance with Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), but will be delivered as required by Rule 428(b)(1)under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 2 of Part II hereof, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement:

     (a) Registrant's Current Report on Form 8-K Current Report filed May 14, 2003, as amended by Form 8-K/A filed on July 17, 2003;

     (b) Registrant's quarterly report on Form 10-Q SB for the quarter ended February 28, 2003, as filed on April 3, 2003, as amended by Form 10-Q SB/A, as filed on May 2, 2003;

     (c) Registrant's Current Report on Form 8-K, as filed on April 28, 2003;

     (d) Registrant's Current Report on Form 8-K, as filed on March 27, 2003;

     (e) Registrant's Current Report on Form 8-K, as filed on February 18, 2003;

     (f) Registrant's quarterly report on Form 10-Q SB for the quarter ended November 30, 2002, as filed on January 10, 2003;

     (g) Registrant's quarterly report on Form 10-Q SB for the quarter ended August 31, 2002, as filed on October 7, 2002, as amended by Form 10-Q SB/A, as filed on October 7, 2002; and,

     (h) Registrant's annual report on Form 10-K SB for the year ended May 31, 2002, as filed on August 12, 2002 (the "Annual Report").

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

The securities to be registered and offered are the shares of Registrant's common stock, par value $.001, which is registered under Section 12 of the Securities Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     NOT APPLICABLE

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any director or officer against expenses (including attorneys' fees), judgments, fines and settlements arising in connection with a legal proceeding (other than an action by or in the right of the corporation) to which such a person is a party, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Unless the person is successful upon the merits in such an action, indemnification may be awarded only after a determination is made by independent decision of the Board of Directors or a committee of the Board, by independent legal counsel, or by a vote of the stockholders that the applicable standard of conduct was met by the person to be indemnified. The circumstances under which indemnification is granted in connection with an action brought by or on behalf of the corporation are generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually and reasonably incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any matter as to which the person is adjudged to have been liable to the corporation, unless and to the extent that a court determines that the person is fairly and reasonably entitled to indemnification. Section 145 also provides that indemnification pursuant to its provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the registrant's certificate of incorporation provides that the registrant shall, to the full extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify all persons whom it may indemnify pursuant thereto. Article Seventh of Registrant's Certificate of Incorporation also provides that the personal liability of the registrant's directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as the same may be amended and supplemented from time to time.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     NOT APPLICABLE.

ITEM 8. EXHIBITS.

     The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1      Facsimile of specimen common stock certificate; *

4.2 Certificate of Incorporation, dated June 2, 1999 and filed with the Delaware Secretary of State on June 7, 1999; *

4.3 Certificate of Amendment dated June 25, 1999 and filed with the Delaware Secretary of State on June 29, 1999; *

4.4 Certificate of Amendment dated May 8, 2000 and filed with the Delaware Secretary of State on May 15, 2000 (name change and adoption of officer and director indemnity provisions); *

4.5 Certificate of Amendment dated August 29, 2000 and filed with the Delaware Secretary of State on August 30, 2000 (reverse split); *

4.6      By-laws; *

4.7 Certificate of Amendment dated March 24, 2003 and filed with the Delaware Secretary of State on March 25, 2003, changing the name of Registrant to Enhance Biotech, Inc.;

4.8 Form of Compensation Agreement by and between the registrant and Andrew Turner;

5.1      Opinion of L. Stephen Albright

23.1     Consent of Farber & Hass LLP

23.2     Consent of L. Stephen Albright (included in Exhibit 5.1)

--------------------------------------------------------------------------------

* Previously filed as an exhibit to the registrant's registration statement on Form 10-SB, as filed on September 27, 2000, as amended, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
         10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    To  include  any   additional  or  changed   material
         information on the plan of distribution.

                   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post- effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of New York, County of New York, State of New York, on August 6, 2003.

                                      ENHANCE BIOTECH, INC.

                                      By:  /s/ Christopher Every
                                          --------------------------------------
                                      Christopher Every, Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                      DATE
          ---------                         -----                      ----



       /S/ CHRISTOPHER EVERY        Chief Executive Officer       August 6, 2003
------------------------------      and Director
CHRISTOPHER EVERY


       /S/ LEE COLE                 Director, Senior Vice         August 6, 2003
------------------------------      President Finance,
     LEE COLE                       and Secretary



       /S/ ROGER HOLDOM             Director, Senior Vice         August 6, 2003
------------------------------      President Marketing
ROGER HOLDOM